UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-160463

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 21, 2011, our board of directors declared a stock distribution of 0.015 shares of our common stock, $0.01 par value per share (“Common Stock”), or 1.5% of each outstanding share of Common Stock to the stockholders of record at the close of business on May 31, 2011. Such stock distributions are to be paid on June 15, 2011.

We believe that the stock distribution should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” Common Stock should be computed by dividing the adjusted tax basis of the old Common Stock by the total number of shares, old and new. The holding period of the Common Stock received in such a non-taxable distribution is expected to begin on the date the taxpayer acquired the Common Stock which is the date that the distribution was made. Stockholders should consult their own tax advisors regarding the tax consequences of this stock distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: April 25, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer (Principal Executive Officer)